UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2021

Infrastructure & Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 688-3775

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC
Warrants for Common Stock	IEAWW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Underwritten Public Offering of Common Stock and Pre-Funded Warrants

Underwriting Agreement

On July 29, 2021, Infrastructure and Energy Alternatives, Inc. (the “Company,” “we,” “us,” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC as representative of the several underwriters party to the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of (i) 8,161,502 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $11.00 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,747,589 shares of Common Stock at a public offering price of $10.9999 per Pre-Funded Warrant for total proceeds of approximately $175 million (before underwriting discounts and estimated offering expenses). We have granted the Underwriters an option for a period of 30 days to purchase an additional 2,386,364 shares of Common Stock. The number of shares of Common Stock subject to the Underwriters’ option equals 15% of the total number of shares of Common Stock sold plus the shares of Common Stock underlying the Pre-Funded Warrants sold in the Offering. If the Underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $4.6 million, and the total proceeds to us, before expenses, will be approximately $196.4 million.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriters, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the final Prospectus Supplement (as defined below) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Offering.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by this reference wherein as if set forth in full.

Guggenheim Securities, LLC is acting as book-running manager and representative of the Underwriters in the Offering. BMO Capital Markets Corp., CIBC World Markets Corp. and Fifth Third Securities, Inc. are acting as joint book-runners for the Offering. D.A. Davidson & Co. and Thompson Davis are acting as co-managers for the Offering.

The Offering

The shares of Common Stock and Pre-Funded Warrants are being issued and sold pursuant to an effective registration statement on Form S-3 (Registration No. 333-251148) (the “Registration Statement”) and a prospectus supplement filed with the SEC on July 30, 2021 (the “Prospectus Supplement”).

The Offering is expected to close on August 2, 2021, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the Offering are expected to be approximately $171.7 million after deducting the underwriting discounts and estimated offering expenses. The Company intends to use all of the net proceeds from the Offering (after underwriting discounts and offering expenses) to partially repurchase its Series B Preferred Stock and pay the associated redemption premium as described in the Prospectus Supplement.

Form of Pre-Funded Warrant

The Pre-Funded Warrants were offered to the public at $10.9999 per Pre-Funded Warrant and have an exercise price of $0.0001 per share, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s shareholders. Each Pre-Funded Warrant is exercisable at any time and from time to time after issuance; provided, however, the Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 32% (or, at the election of the holder, 9.99%) of our issued and outstanding shares of Common

Stock. Furthermore, the Pre-Funded Warrants restrict the ability to be exercised if the exercise of such Pre-Funded Warrants would result in a required filing under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) until such time as we and the exercising party have received clearance under the HSR Act. The Pre-Funded Warrants do not expire. In the event of certain corporate transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction.

In addition, if any fundamental transaction is approved by a stockholder vote with a margin such that the transaction would not have been approved had all of the Pre-Funded Warrants been converted into shares of Common Stock as of the applicable record date for such vote and voted against such fundamental transaction, then we may not consummate such fundamental transaction without a prior written approval of holders of the Pre-Funded Warrants corresponding to a number of such shares of Common Stock that, if voted in favor of such fundamental transaction would have resulted in approval of such fundamental transaction if the remainder of such as converted shares of Common Stock had been voted against such fundamental transaction.

The holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock with respect to the shares underlying such warrants, including any voting rights, until the holder exercises the Pre-Funded Warrant except for the following rights:

•the right to participate in any distributions of assets, including cash, stock or other property to our stockholders;
•the right to participate in any rights granted to stockholders to purchase capital stock or other property; and
•certain consent rights with respect to fundamental transactions as described above.

The foregoing summary of the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by the form of Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by this reference wherein as if set forth in full.

A copy of the legal opinion of Jones Walker LLP, counsel to the Company, regarding the validity of the Common Stock, the Pre-Funded Warrants and Common Stock issuable upon the exercise of the Pre-Funded Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Certain Relationships

As of July 28, 2021 and prior to giving effect to the Offering, ASOF Holdings I, L.P. and Ares Special Situations Fund IV, L.P. (collectively, “Ares Parties”), collectively owned 17,482.5 shares of our Series A Preferred Stock, 50,000 shares of our Series B-1 Preferred Stock, 50,000 shares of our Series B-2 Preferred Stock, 99,123.87 shares of our Series B-3 Preferred Stock, Series B Warrant Shares to purchase 5,996,310 shares of our Common Stock and certain anti-dilution rights to acquire additional warrants to purchase our Common Stock upon certain transactions, held rights to designate one director to the Company’s Board of Directors and also have certain consent rights. For more information on relationships between the Company and the Ares Parties, please see “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Shareholders filed with the SEC on March 26, 2021.

In addition to acting as underwriters in connection with the Offering, Guggenheim Securities, LLC, BMO Capital Markets and CIBC Capital Markets expect to be acting as initial purchasers in connection with the expected offering by our wholly-owned subsidiary, IEA Energy Services LLC, of senior notes and will receive customary compensation therefor. We also expect CIBC Bank USA to act as a lender and the administrative and collateral agent, and for an affiliate of BMO Capital Markets Corp. to act as lender, under our expected new credit facility (the “New Credit Facility”) that will supersede and replace our current Third Amended and Restated Credit Agreement and each will receive customary compensation therefor.

Laurene Bielski Mahon, a director of the Company since November 2020, has also served as a Vice Chair at CIBC World Markets Corp., an affiliate of CIBC Capital Markets, since 2018 and oversees its infrastructure investment banking business. Ms. Mahon is not a member of our pricing committee and has recused herself from all dealings with respect to the Offering, the expected senior notes offering and the expected New Credit Facility.

In addition to the relationships described above, certain of the Underwriters and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 8.01 Other Events.

On July 28, 2021, we issued a press release announcing the launch of the Offering and our planned use of the net proceeds. Such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein as if set forth in full.

On July 29, 2021, we issued a press release announcing the pricing of the Offering. Such press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein as if set forth in full.

Cautionary Note Regarding Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in our filings made with the Commission. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement by and among Infrastructure and Energy Alternatives, Inc and the Underwriters, dated as of July 29, 2021
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Jones Walker LLP
23.1	Consent of Jones Walker LLP (included in its opinion filed as Exhibit 5.1)
99.1	Press Release dated July 28, 2021 announcing the launch of the Offering
99.2	Press Release dated July 29, 2021 announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2021

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Peter J. Moerbeek
	Name:	Peter J. Moerbeek
	Title:	Chief Financial Officer